                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                              WESTERN WATER COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

     $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l), or 14a-6(j)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                              WESTERN WATER COMPANY
                           4660 LA JOLLA VILLAGE DRIVE
                                    SUITE 825
                           SAN DIEGO, CALIFORNIA 92122

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 14, 1999

      Notice is hereby given that the Annual Meeting of Stockholders of Western Water Company, a Delaware corporation (the "Company"), will be held at the Century Plaza Hotel and Tower, Cypress Room, 2055 Avenue of the Stars, Los Angeles, California on Tuesday, September 14, 1999, at 10:00 a.m., for the following purposes:

      (1) To elect two members of the Company's Board of Directors for the three-year term expiring at the annual meeting of stockholders to be held in 2002 or until the directors' successor has been duly elected and qualified;

      (2) To ratify the appointment of KPMG LLP as the independent accountants of the Company for the fiscal year ending March 31, 2000;

      (3) To authorize the possible issuance of Common Stock equal to 20% or more of the outstanding Common Stock (or voting power) upon the conversion of shares of Series D Convertible Redeemable Preferred Stock that may be sold in the future; and

      (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

      Your attention is directed to the accompanying proxy statement. Only stockholders of record at the close of business on July 27, 1999 will be entitled to notice of and to vote at the meeting and any adjournment thereof.

      Please sign, date and complete the enclosed proxy and return it promptly in the accompanying pre-addressed envelope, whether or not you expect to attend the Annual Meeting, to ensure that your shares will be represented. A majority of the outstanding shares of voting stock must be represented (in person or by proxy) at the Annual Meeting in order that business may be transacted. Therefore, your promptness in returning the enclosed proxy will help to ensure that the Company will not have to bear the expense of undertaking a second solicitation. A stockholder who executes and returns the accompanying proxy may revoke such proxy at any time before it is voted at the Annual Meeting by following the procedures set forth in the attached proxy.

      The Board of Directors would like to thank Bill Watt, who retired from the Board of Directors on July 22, 1999, for serving as a Director of the Company.

                                          By Order of the Board of Directors


                                          Ronald I. Simon
                                          Secretary


San Diego, California
August 16, 1999

               PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND
                MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE,
                 IN ORDER TO ENSURE THAT YOUR VOTES ARE COUNTED.

                              WESTERN WATER COMPANY
                           4660 LA JOLLA VILLAGE DRIVE
                                    SUITE 825
                           SAN DIEGO, CALIFORNIA 92122

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 14, 1999

                                  INTRODUCTION

PERSONS MAKING THE SOLICITATION

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Western Water Company (the "Company") of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on September 14, 1999, and at any adjournment or postponement thereof. This proxy statement is first being mailed to stockholders on or about August 16, 1999. You are requested to sign, date and return the enclosed proxy card in order to ensure that your shares are represented at the Annual Meeting.

      A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the stockholder executing the proxy. If no direction is made, the shares represented by each properly executed unrevoked proxy will be voted "FOR" the election of management's nominees for the Board of Directors, the authorization of the possible issuance of Common Stock equal to 20% or more of the outstanding Common Stock (or voting power) upon the conversion of shares of Series D Convertible Redeemable Preferred Stock that may be sold in the future, and the ratification of the appointment of KPMG LLP as the independent accountants of the Company for the fiscal year ending March 31, 2000. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with the recommendation of management of the Company.

      The cost of solicitation of proxies, including the cost of preparation and mailing of the Notice of Annual Meeting, this Proxy Statement, and the enclosed proxy, will be borne by the Company. It is anticipated that brokerage houses, fiduciaries, nominees, and others will be reimbursed for their out-of-pocket expenses in forwarding proxy material to beneficial owners of stock held in their names. Directors, officers, or employees of the Company may solicit proxies by telephone or in person without additional compensation.

REVOCABILITY OF PROXY

      Any proxy given by a stockholder of the Company may be revoked at any time before it is voted at the Annual Meeting by a written notice to the Secretary of the Company, or upon request if the stockholder is present at the meeting. Each valid proxy returned that is not revoked, unless indicated otherwise on the proxy card, will be voted in the election of directors for the nominee as described herein.

VOTING SECURITIES

      Holders of record of the Company's Common Stock, $.001 par value (the "Common Stock"), the Company's Series C Convertible Redeemable Preferred Stock ("Series C Preferred Stock") and the Company's Series D Convertible Redeemable Preferred Stock ("Series D Preferred Stock") at the close of business on July 27, 1999 are entitled to notice of and to vote, as one class, at the meeting or any adjournment thereof. The outstanding voting securities of the Company on July 27, 1999 consisted of 7,932,616 shares of Common Stock, 10,165 shares of Series C Preferred Stock and 10,000 shares of Series D Preferred Stock. Holders of Common Stock are entitled to cast one vote per share on each matter presented for consideration and action by the stockholders. Holders of Series C Preferred Stock and Series D Preferred Stock are entitled to cast the number of votes per share of Series C Preferred Stock and Series D Preferred Stock on each matter presented for consideration and action by the stockholders as if the Series C Preferred Stock and Series D Preferred Stock had been converted into Common Stock on July 27, 1999. All of the outstanding shares of Series C Preferred Stock and Series Preferred Stock on July 27, 1999 are convertible into an aggregate of 611,593 and 1,112,347 shares of Common Stock, respectively. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting.

      Abstentions may be specified as to all proposals to be brought before the Annual Meeting other than the election of directors. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Approval of (a) the proposal to permit the issuance of 20% or more of the outstanding Common Stock upon the conversion of shares of Series D Preferred Stock and (b) the appointment of the independent accountants will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon. The holder of the Series D Preferred Stock has informed the Company that it will not vote on the proposal regarding the issuance of 20% or more of the outstanding Common Stock upon the conversion of shares of Series D Preferred Stock. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and, therefore, will have no effect on the outcome of the vote.

      The Directors to be elected at the Annual Meeting will be elected by a plurality of the votes cast. Only votes cast for the nominees will be counted, except that each properly executed unrevoked proxy will be voted for management's nominees for the Board of Directors in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for management's nominees will result in the nominees receiving fewer votes.

                              ELECTION OF DIRECTORS

      The authorized number of Directors of the Company is currently fixed at six and is divided into three classes, each having two members. The Directors in each class are elected for three-year terms, so that the term of office of one class of Directors expires at each annual meeting. For election as a Director at the Annual Meeting, the Board of Directors has approved the nominations of Ronald I. Simon and David A. Abel to serve a three-year term expiring in 2002.

      If Messrs. Simon or Abel become unavailable for election, the accompanying proxy will be voted for the election of such persons, if any, as shall be recommended by the Board of Directors, or will be voted in favor of holding a vacancy to be filled at a later date by the Directors.

      The following chart sets forth biographical information concerning (i) the nominees for election as Director and (ii) the other Directors who will continue in office after the meeting.

                 NOMINEES FOR ELECTION TO TERM EXPIRING IN 2002

                                            CURRENT                            PRINCIPAL OCCUPATION FOR THE
                                         POSITIONS WITH                             PAST FIVE YEARS AND
NAME                          AGE           COMPANY                            CERTAIN OTHER DIRECTORSHIPS
----                          ---        --------------                        ----------------------------
Ronald I. Simon                60    Executive Vice President        May 1997 to April 1999, Vice President of the
                                     since April 1999; Chief         Company; 1974 to present, President of Ronald I.
                                     Financial Officer and           Simon, Inc. a financial consulting firm; 1993 to
                                     Secretary since May 1997        1997, Chairman of the Board of Sonant Corporation,
                                                                     an interactive voice response equipment company;
                                                                     1995 to present, Director of Citadel Holdings
                                                                     Corporation, a real estate investment company;
                                                                     1995 to present, Director of SoftNet Systems,
                                                                     Inc., an internet service provider; 1995 to
                                                                     present, Director of Westcorp Investments, a
                                                                     wholly-owned subsidiary of Westcorp Inc., the
                                                                     holding company for Western Financial Bank;  May
                                                                     1999 to present, Director of Collateral
                                                                     Therapeutics, Inc., a developer of non-surgical
                                                                     gene therapy products to treat cardiovascular
                                                                     disease; 1986 to 1990, Managing Director and Chief
                                                                     Financial Officer of Henley Group, Inc.

David A. Abel                  53    Director since                  1980 to present, President and Chief Executive
                                     November 1998                   Officer of ABL, Incorporated, a consulting firm;
                                                                     1997 to present, Director of the Metro Forum
                                                                     Project, a foundation to engage citizen leaders in
                                                                     an exploration of the fiscal constraints on local
                                                                     government; 1996 to present, Chairman of the Los
                                                                     Angeles County Economy & Efficiency Commission;
                                                                     1997 to present, Chairman of CALSTART, one of
                                                                     seven national corsortia working to build and
                                                                     support an advanced transportation technology;
                                                                     1984 to present, Director of SuperShuttle
                                                                     International, Inc. a transportation company.

         DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE MEETING

                                            CURRENT                         PRINCIPAL OCCUPATION FOR THE
                                        POSITIONS WITH                          PAST FIVE YEARS AND
NAME                          AGE           COMPANY                         CERTAIN OTHER DIRECTORSHIPS
----                          ---       ---------------                     -----------------------------
Incumbent Directors Whose Terms of Office Will Expire in 2000

Peter L. Jensen                48    Director, since                 April 1989 to April 1998, President and Chief
                                     October 1984;                   Executive Officer of the Company and its
                                     Chairman since                  predecessors; 1983 to April 1989, Director,
                                     April 1990                      President and Chief Operating Officer of a
                                                                     predecessor of the Company.

Michael Patrick George         49    Director, President and         President and Chief Executive Officer of the
                                     Chief Executive Officer         Company since April 1998; Managing Director of
                                     since April 1998                J.P. Morgan, an investment banking firm, from 1992
                                                                     to April 1998; an officer of The First Boston
                                                                     Corporation, an investment banking firm, from 1984
                                                                     to 1992; Vice President with Lehman Brothers Kuhn
                                                                     Loeb, an investment banking firm, from 1978 to
                                                                     1984; attorney at O'Connor & Hannan, a law firm,
                                                                     from 1975 to 1978.

Incumbent Directors Whose Term of Office Will Expire in 2001

Juan Ras Sirera                51    Director since                  From 1999 to present, Director General of Sociedad
                                     October 1998                    General de Aguas de Barcelona S. A. ("Agbar");
                                                                     from 1975 to present, Chairman and Chief Executive
                                                                     Officer of several companies controlled by Agbar:
                                                                     Sorea S. A., Aquagest S. A., Ansa S. A., water
                                                                     distribution companies, Cespa S.A., Cespa GR S.
                                                                     A., waste collection and treatment companies,
                                                                     Searsa S. A., Netaigua S. A., sewage treatment
                                                                     companies; Member of the Board of several
                                                                     companies of Agbar's group, Amaem S. A., Emarasa,
                                                                     Emuasa.

Scott A. Katzmann              43    Director since                  March 1993 to present, Managing Director of
                                     June 1997                       Paramount Capital, Inc., an investment banking
                                                                     firm; October 1982 to March 1993, Director of CS
                                                                     First Boston Corporation, an investment banking
                                                                     firm; March 1994 to present, Director of
                                                                     Conversion Technologies, a publicly-held advanced
                                                                     materials company.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      During the fiscal year ended March 31, 1999, the Board of Directors held eight meetings. All directors attended at least 75% of the meetings during the year or, in the case of Messrs. Abel and Ras, since they joined the Board.

      The Company's Audit Committee reviews the independence, professional services, fees, plans and results of the independent auditors' engagement and recommends their retention or discharge to the Board of Directors. During the last completed fiscal year, the Audit Committee held one meeting. All members of the Audit Committee participated in the one Audit Committee meeting held during the last completed fiscal year. During the fiscal year ended March 31, 1999, the Audit Committee consisted of Mr. Watt and Mr. Ras.

      During the fiscal year ended March 31, 1999, the Company's Compensation Committee held one meeting. The Compensation Committee establishes the compensation of executive officers and administers the

Company's stock option plans. The Compensation Committee consists of Messrs. Abel, Katzmann, and Ras.

      The Company's Nomination Committee consisted of Messrs. Jensen, Ras and George. The committee met informally several times during the year.

      Other than the Audit Committee, Compensation Committee and the Nomination Committee, the Company has no committees of its Board of Directors.

                                EXECUTIVE OFFICER

The following chart sets forth information as of July 27, 1999 concerning the executive officers of the Company.

NAME                  AGE    OFFICE
----                  ---    ------
Michael P. George     49     President and Chief Executive Officer
Peter L. Jensen       48     Chairman of the Board
Ronald I. Simon       60     Executive Vice President, Chief Financial Officer and Secretary
Zach A. McReynolds    42     Executive Vice President, Chief Marketing Officer

      For biographical information regarding Mr. Jensen and Mr. George, see the biographies under the heading "Directors Whose Terms of Office Will Continue After the Meeting" above. For biographical information regarding Mr. Simon, see the biography under the heading "Nominees For Election To Term Expiring in 2002" above.

      Zach A. McReynolds was employed as a Vice President of the Company in June 1998. Mr. McReynolds was promoted to Executive Vice President, Chief Marketing Officer of the Company in April 1999. From 1995 until his employment with the Company, Mr. McReynolds was President of ZAMIV Corporation, a financial consulting firm. From 1993 to 1995, Mr. McReynolds was a Vice President for Morgan Stanley & Co., Inc., an investment banking firm. From 1988-1993, Mr. McReynolds was Vice President for Rauscher Pierce Refsnes, Inc., an investment banking firm.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock and Series C Preferred Stock as of July 27, 1999 by (i) each person who is known by the Company to own more than 5% of the outstanding Common Stock or Series C Preferred Stock; (ii) each of the Company's directors (including the director nominees); (iii) each of the executive officers named in the compensation tables included below in this Proxy Statement; and (iv) all current officers and directors (including the director nominees) of the Company as a group. In addition to the shares listed in the following table, as of July 27, 1999 there were 10,000 shares of Series D Preferred Stock outstanding, all of which were owned by Interagua, Servicios Integrales del Agua, S.A., an affiliate of Agbar. The outstanding shares of Series D Preferred Stock are convertible into 1,112,347 shares of Common Stock, representing 12.3% of the Common Stock and 11.5% of the votes of all classes of capital stock. The address of Interagua, Servicios Integrales del Agua, S.A. is Principe De Vergara 110 2B002 Madrid, Spain.

                                            Common Stock              Series C Preferred Stock
                                      --------------------------      ---------------------------     Percent of Votes
Name and Address of                     Number          Percent        Number            Percent      Of All Classes of
Beneficial Owner(1)                    of Shares        of Class      of Shares          of Class     Capital Stock(2)
-------------------                   ------------      --------      ---------          --------     -----------------
Peter L. Jensen                         358,734(3)         4.3%            0                  0%            3.6%

Michael P. George                       232,848(4)         2.9%            0                  0%            2.4%

Ronald I. Simon                         139,668(5)         1.7%            0                  0%            1.4%

Zach A. McReynolds                       76,668(6)         1.0%            0                  0%              *

Scott A. Katzmann                        59,427(7)           *             0                  0%              *

David A. Abel                             5,100              *             0                  0%              *

Juan Ras Sirera                               0(8)           0%            0                  0%              0

Memorial Drive Trust                    430,200(9)         5.1%            0                  0%            4.3%
125 Cambridge Park Drive
Cambridge, MA 02140

T. Rowe Price Associates, Inc.        1,119,914(10)       13.6%        4,516(12)           44.4%           11.6%
100 East Pratt Street
Baltimore, MD 21202

T. Rowe Price New Era Fund Inc.         135,856(11)        1.7%        2,258               22.2%            1.4%
100 East Pratt Street
Baltimore, MD 21202

T. Rowe Price Small-Cap Value           135,856(11)        1.7%        2,258               22.2%            1.4%
Fund, Inc.
100 East Pratt Street
Baltimore, MD 21202

Ashford Capital Partners, L.P.           67,928(11)          *         1,129(13)           11.1%              *
B-107, 3801 Kennett Pike
P.O. Box 4172
Wilmington, DE 19807

Wisconsin Alumni Research                67,928(11)          *         1,129               11.1%              *
Foundation
B-107, 3801 Kennett Pike
P.O. Box 4172
Wilmington, DE 19807

Ashford Capital Management,             183,628(11)        2.3%        3,052(14)           30.0%            1.9%
Inc. as investment advisor for
certain investment accounts
B-107, 3801 Kennett Pike
P.O. Box 4172
Wilmington, DE 19807

Warburg, Pincus Asset                   923,550(15)       11.7%            0                  0%            9.6%
Management, Inc.
466 Lexington Ave
New York, NY 10017

All directors and executive             872,445(16)       10.2%            0                  0%            8.5%
  officers as a group
  (7 persons)

-------------------------
*     Less than 1%.

(1) Except as otherwise indicated, the address of each stockholder is c/o the Company at 4660 La Jolla Village Drive, Suite 825, San Diego, California 92122.

(2) Based on 7,932,616 votes entitled to be cast by the holders of the outstanding Common Stock, 611,593 votes entitled to be cast by the holders of the 10,165 shares of outstanding Series C Preferred Stock and 1,112,347 votes entitled to be cast by the holder of the 10,000 shares of outstanding Series D Preferred Stock.

(3) Includes 203,334 shares of Common Stock issuable upon exercise of currently exercisable options.

(4) Includes 216,668 shares of Common Stock issuable upon the exercise of currently exercisable options.

(5) Includes 114,668 shares of Common Stock issuable upon exercise of currently exercisable options.

(6) Includes 66,668 shares of Common Stock issuable upon the exercise of currently exercisable options.

(7) Consists of 39,426 immediately exercisable stock purchase warrants and 20,001 shares of Common Stock issuable upon exercise of currently exercisable options.

(8) Mr. Ras is a Director General of Agbar, a company that owns a 50% interest in Interagua, Servicios Integrales del Agua, S.A. Interagua owns all of the outstanding shares of Series D Preferred Stock, which shares are convertible into 1,112,347 shares of Common Stock . Mr. Ras disclaims beneficial ownership of the shares of Series D Preferred Stock owed by Interagua.

(9) Based on information contained in a statement on Schedule 13G filed by Memorial Drive Trust with the Securities and Exchange Commission on February 11, 1999.

(10)  Based on information contained in a statement on Schedule 13G/A filed by
      T. Rowe Price Associates, Inc. with the Securities and Exchange Commission on February 12, 1999. Represents 848,202 shares of Common Stock beneficially owned by T. Rowe Price Associates, Inc., and 271,712 shares of Common Stock issuable upon the conversion of the 4,516 shares of Series C Preferred Stock beneficially owned by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. is the investment advisor of various registered investment companies and investment advisory clients, including
      T. Rowe Price New Era Fund Inc. and T. Rowe Price Small-Cap Value Fund Inc. T. Rowe Price Associates, Inc. disclaims beneficial ownership of these shares.

(11) Represents shares of Common Stock issuable upon the conversion of the shares of Series C Preferred Stock owned by such beneficial owners.

(12) Represents the shares of Series C Preferred Stock owned by T. Rowe Price New Era Fund Inc. and T. Rowe Small-Cap Value Fund Inc., of which T. Rowe Price Associates, Inc. is the investment advisor.

(13) Reflects shares held of record and beneficially owned by Ashford Capital Partners, L.P., a Delaware limited partnership, of which the general partner is Ashford Capital Management, Inc. Ashford Capital management, Inc., acting as general partner has the sole power to vote and dispose of securities on behalf of Ashford Capital Partners, L.P. Excludes the 3,052 shares of Series C Preferred Stock (183,628 shares of Common Stock) held of record and beneficially by or on behalf of certain investment advisory client accounts managed by Ashford Capital Management, Inc., as investment advisor as indicated in footnote(14) below.

(14) Reflects shares held of record and beneficially owned by separate investment accounts on behalf of twenty (20) different investors for which Ashford Capital Management, Inc. acts as investment advisor and has the sole power to vote and dispose of such securities as attorney-in-fact with respect to such accounts. Excludes shares held by Ashford Capital Partners, L.P. for which Ashford Capital Management, Inc. acts as general partner, as indicated in footnote (13) above.

(15) The information presented with respect to Warburg, Pincus Asset Management, Inc. is as reported by Warburg, Pincus Asset Management, Inc. pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on January 15, 1999. As reported, Warburg, Pincus Asset Management, Inc. serves as investment advisor to many accounts including various registered investment companies.

(16) Includes 660,765 shares of Common Stock issuable upon exercise of currently exercisable options and warrants

                             EXECUTIVE COMPENSATION

      Summary Compensation Table. The following tables set forth certain information concerning the annual and long-term compensation for services rendered to the Company in all capacities for the fiscal years ended March 31, 1999, 1998 and 1997 of (i) all persons who served as the Chief Executive Officer of the Company during the fiscal year ended March 31, 1999 and (ii) each of the other executive officers of the Company whose total annual salary and bonus during the fiscal year ended March 31, 1999 exceeded $100,000. (The Chief Executive Officer and the other named officers are collectively referred to as the "Named Executives.")

                           SUMMARY COMPENSATION TABLE

                                                                               Long-Term
                                                                          Compensation Awards
                                        Annual Compensation              ---------------------
                                 ------------------------------------         Number Stock
Name and Principal Position      Year       Salary            Bonus      Option Shares Granted
---------------------------      ----     ----------         --------    ---------------------
Peter L. Jensen                  1999     $250,000           $150,000                  0
  Chairman                       1998     $239,350           $100,000                  0
                                 1997     $215,460           $    -0-            125,000

Michael Patrick George           1999     $233,986(1)        $    -0-            650,000
  President and Chief
  Executive Officer

Ronald I. Simon                  1999     $199,800           $    -0-             20,000
  Executive Vice President,      1998     $159,375(2)        $    -0-            200,000
  Chief Financial Officer

Zach McReynolds                  1999     $150,058(3)        $    -0-            200,000
  Executive Vice President,
  Chief Marketing Officer

------------------

(1)   Mr. George joined the Company in April 1998.

(2)   Mr. Simon joined the Company in May 1997.

(3)   Mr. McReynolds joined the Company in June 1998.

      Option Grants. The following table provides information on stock options granted in the fiscal year ended March 31, 1999 to the Named Executives.

                OPTIONS GRANTED IN FISCAL YEAR ENDED MARCH 31, 1999

                                            Individual Grants
                          --------------------------------------------------------
                                       Percentage of                                  Potential Realizable Value at
                                       Total Options                                  Assumed Annual Rates of Stock
                                        Granted to    Exercise or                     Appreciation For Option Term
                           Options     Employees in   Base Price        Expiration    ------------------------------
        Name              Granted(1)   Fiscal Year   (per share)(2)        Date          5%(3)             10%(3)
--------------------      ----------   ------------  --------------     -----------   ----------         -----------
Michael Patrick George      150,000         14.8%       $10.875         April 2008    $1,025,884         $2,599,792
                            250,000         24.6%       $15.400         April 2008    $  578,557         $3,201,737
                            250,000         24.6%       $21.000         April 2008    $      -0-         $1,801,737

Ronald I. Simon              20,000          2.0%       $12.000         April 2008    $  114,284         $  324,139

Zach A. McReynolds           50,000          4.9%       $ 9.188         June 2008     $  288,898         $  732,125
                             75,000          7.4%       $15.500         June 2008     $      -0-         $  624,751
                             75,000          7.4%       $21.000         June 2008     $      -0-         $  212,251

------------------

(1) One-third of the options are exercisable commencing one year after the date of grant, one-third are exercisable two years after the date of grant, and one-third are exercisable three years after the date of grant.

(2) These options were granted at a price equal to or greater than the market value (the closing stock price for the Company's Common Stock as reported on the Nasdaq National Market) on the date of grant.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

      Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values. The following table sets forth information regarding stock options that were exercised by the Named Executives during the last fiscal year and the number and value of unexercised options owned at March 31, 1999 by the Named Executives.

          AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED MARCH 31, 1999
                        AND FISCAL YEAR-END OPTION VALUE



                                                                  Number of                      Value of
                                                             Unexercised Options           Unexercised Options
                               Shares                        at March 31, 1999             At March 31, 1999(2)
                              Acquired        Value      ---------------------------   ----------------------------
Name                         On Exercise    Realized(1)  Exercisable   Unexercisable   Exercisable    Unexercisable
----                         -----------    -----------  -----------   -------------   -----------    -------------
Peter L. Jensen                   -0-         $  -0-        203,334        41,666          $-0-             $-0-
Michael Patrick George            -0-            -0-            -0-       650,000           -0-              -0-
Ronald I. Simon                 4,000         $3,500         68,000       148,000           -0-              -0-
Zach A. McReynolds                -0-            -0-            -0-       200,000           -0-              -0-

----------

(1) The value realized represents the excess of the market value of the Common Stock on the date exercised over the exercise price of the options.

(2) The value of unexercised options represents the excess of the market value of the Common Stock on March 31, 1999 over the exercise price of the options. For the purposes of this table, no value is attributed to unexercised options if the exercise price exceeds the market price.

      Director Compensation. Effective April 1, 1999, Directors who are not employees of the Company receive a fee of $15,000 per year for service on the Board of Directors and an additional fee of $5,000 per year for service on each committee of the Board of Directors. In addition, all directors are reimbursed for all out-of-pocket expenses incurred by them in connection with attending board meetings. Each non-employee director is automatically granted an option on the first business day of each fiscal year to purchase 10,000 shares of Common Stock at an exercise price equal to the closing price for the Common Stock as reported by The Nasdaq Stock Market on the date of grant of such option. Such options are exercisable as to one-third on the first, second and third anniversary of grant. Messrs. Watt, Katzmann, Abel and Agbar, Mr. Ras' assignee, were each granted options to purchase 10,000 shares on April 1, 1999, which options are exercisable at a price of $4.375 per share. In connection with Mr. Abel's appointment as director on November 11, 1998, Mr. Abel received options to purchase 20,000 shares and are exercisable at a price of $5.25 per share. In addition, options to purchase 20,000 shares were granted effective March 15, 1999 to Agbar, Mr. Ras' assignee, which options are exercisable at $5.75 per share.

      Employment Agreements. On April 20, 1998, the Company entered into two-year employment agreements with Michael P. George and Ronald I. Simon pursuant to which Messrs. George and Simon agreed to serve as Chief Executive Officer and President and the Vice President and Chief Financial Officer, respectively, of the Company. Mr. Simon was promoted to Executive Vice President and Chief Financial Officer in April 1999. The employment agreements provide for a annual base salary of $250,000 and $210,000 for Messrs. George and Simon, respectively, subject to adjustment for cost of living increases and other specified benefits such as reimbursement for expenses, provide that each such executive officer may participate in the Company's incentive compensation programs and stock option plans to the extent deemed appropriate by the Board of Directors. Each of the employment agreements also provides that all unvested stock options granted to Messrs. George and Simon will fully vest upon the merger of the Company if the Company is not the surviving entity, the sale of 50% or more of the Company's assets, or if a "group," as defined under Section 13(d) of the Securities Exchange Act of 1934, acquires 50% or more of the outstanding Common Stock. In connection with his employment with the Company, Mr. George was granted options to purchase 150,000 shares of Common Stock at a price of $10.875 per share, options to purchase an additional 250,000 shares at a price of $15.40 per share, and options to purchase an additional 250,000 shares at a price of $21.00 per share. The options vest over a three-year period commencing on the first anniversary of the date of grant.

      On August 15, 1997, the Company entered into a two-year employment agreement with Peter L. Jensen pursuant to which Mr. Jensen agreed to serve as the Chairman of the Board, President and Chief Executive Officer of the Company. The employment agreement provides for an annual base salary of $250,000, subject to cost of living increases. Mr. Jensen resigned as President and Chief Executive Officer in April 1998 but continues to act as the Company's Chairman of the Board. On May 13, 1999, the employment agreement was amended to extend the term of Mr. Jensen's employment agreement to April 19, 2000.

      The Company entered into a letter agreement with Zach McReynolds in June 1998 pursuant to which Mr. McReynolds agreed to be employed as a Vice President of the Company. The letter agreement provides that Mr. McReynolds will receive an annual salary of $185,000 and will be eligible to participate in any new employee bonus plan that the Company may develop. In connection with his employment with the Company, Mr. McReynolds was granted options to purchase 50,000 shares of Common Stock at a price of $9.1875 per share, options to purchase an additional 75,000 shares at a price of $15.50 per share, and options to purchase an additional 75,000 shares at a price of $21.00 per share. The options vest over a three-year period.

Effective July 1, 1998, Mr. McReynold's annual salary was adjusted to $210,000. In April 1999, Mr. McReynolds was promoted to Executive Vice President, Chief Marketing Officer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

      No members of the Compensation Committee are, or since April 1, 1998 have been, officers of the Company, nor have such members had any material business relationship with the Company. However, Mr. Ras, one of the members of the Compensation Committee, is the Director General of Agbar. In October 1998, the Company entered into a Strategic Relationship Agreement with Agbar, pursuant to which one of Agbar's subsidiaries purchased 10,000 shares of the Series D Preferred Stock for $10,000,000 and appointed Mr. Ras to the Company's Board of Directors.

STOCK OPTION PLANS

      1990 Stock Option Plan. Pursuant to the 1990 Stock Option Plan (the "1990 Plan") adopted by the Company in July 1990, 400,000 shares of Common Stock of the Company are reserved for issuance upon exercise of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options that may be granted to officers, directors, employees, consultants and others performing services for the Company. The 1990 Plan is currently administered by the Compensation Committee of the Board of Directors (previously by the full Board), which designates the optionees, exercise prices and dates of grant. The exercise price may not be less than the fair market value of the Common Stock on the date of grant (110% of the fair market value for qualified options with respect to optionees who are 10% or more shareholders of the Company). Options are nonassignable and may be exercised only by the option holder while in the service of the Company or within three months after termination of employment or cessation of services to the Company (one year for terminations resulting from death or disability). Options may be exercisable from the date they are granted and, if they are exercisable in installments, may be exercised on a cumulative basis at any time before expiration. All options expire no later than ten years from the date of grant.

      1993 Stock Option Plan. The 1993 Stock Option Plan (the "1993 Plan") authorizes the granting during the period commencing on April 20, 1993, the date of adoption of the 1993 Plan by the Board of Directors of the Company, and concluding on the tenth anniversary thereof, of both incentive stock options within the meaning of Section 422 of the Code, and nonqualified stock options to officers, non-employee directors, employees, consultants and others performing services for the Company to purchase in the aggregate 400,000 shares of the Company's Common Stock. In December 1996, the stockholders of the Company approved an amendment to the 1993 Plan to increase the total number of shares available for option grants to 800,000.

      The 1993 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee designates the optionees, number of options, exercise prices, dates of grant, exercise period and other terms and conditions.

      The purchase price to be paid upon exercise of each incentive stock option granted pursuant to the 1993 Plan shall be no less than the fair market value of the Common Stock on the date the option is granted, or 110% of such fair market value in the case of any optionee holding in excess of 10% of the combined voting power of all classes of the Company's capital stock (or the stock of a parent or subsidiary of the Company) as of the date of grant. Fair market value is equal to the closing price of the Company's Common Stock. The purchase price and method of exercise of each nonqualified option granted to officers and other key employees shall be determined by the Compensation Committee. The Compensation Committee in its sole discretion may extend credit to pay the purchase price of the shares of Common Stock acquired upon exercise of an option, such credit to be evidenced by optionee's interest-bearing promissory note and secured by the Common Stock issued on exercise of the option. The Compensation Committee has complete discretion to establish the amount and terms of any credit extended. The Compensation Committee also has complete discretion to determine the interest rate to be charged on such credit.

      Options granted under the 1993 Plan become exercisable and shall expire on such dates as determined by the Compensation Committee, provided, however, that no term may exceed ten years from the date of grant, or five years from the date of grant in the case of any optionee holding more than 10 percent of the combined voting power of all classes of the Company's capital stock (or the stock of a parent or subsidiary of the Company) as of the date of grant. After options become exercisable they may be exercised at any time or from time to time as to any part thereof. The Compensation Committee may, at any time after grant of the option and from time to time increase the number of shares purchasable in any installment, subject to certain limitations.

      Options granted under the 1993 Plan expire on such date as the Compensation Committee has determined. Options are not transferable except by will or by the laws of descent and distribution; during the life of the person to whom the option is granted, that person alone may exercise them. All rights to exercise options terminate three months from the date a grantee ceases to be an employee of the Company or any subsidiary for any reason other than death or disability.

      If a grantee dies while in the employ of the Company, his or her option may be exercised at any time within 12 months following the grantee's death by his or her estate or by the person or persons to whom the grantee's rights under the option passed by will or operation of law, but only to the extent such option was exercisable by the grantee at the time of his or her death. Except for certain stated provisions covering termination, disability or death, no option may be exercised after the expiration of its original term.

      The 1993 Plan, as amended, also provides that each non-employee director will automatically be granted an option on the first business day of each fiscal year to purchase 10,000 shares of Common Stock at an exercise price equal to the closing price for the Common Stock as reported by The Nasdaq Stock Market on the date of grant of such option.

      1997 Stock Option Plan. The 1997 Stock Option Plan provides for the grant of 1,200,000 options to officers, directors, other key employees and consultants of the Company. The 1997 Stock Option Plan is administered by the Board of Directors or a committee of the Board, and is currently administered by the Compensation Committee of the Board of Directors, which has complete discretion to select the optionees and to establish the terms and conditions of each option, subject to the provisions of the 1997 Stock Option Plan. If necessary in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Code, the committee shall, in the Board's discretion, be comprised solely of "non-employee directors" within the meaning of said Rule 16b-3 and "outside directors" within the meaning of Section 162(m) of the Code. Options granted under the 1997 Stock Option Plan may be "incentive stock options" as defined in Section 422 of the Code, or nonqualified options, and will be designated as such.

      The exercise price of incentive stock options may not be less than the fair market value of the Company's Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). The Code currently limits to $100,000 the aggregate value of Common Stock that may be acquired in any one calendar year pursuant to incentive stock options under the 1997 Stock Option Plan or any other option plan adopted by the Company. Nonqualified options may be granted under the 1997 Stock Option Plan at an exercise price less than the fair market value of the Common Stock on the date of grant. Nonqualified options also may be granted without regard to any restriction on the amount of Common Stock that may be acquired pursuant to such options in any one year.

      In general, upon termination of employment of an optionee, all options granted to such person which were not exercisable on the date of such termination would immediately terminate, and any options that are exercisable would terminate one year following termination of employment.

      Options may not be exercised more than ten years after the grant date (five years after the grant date if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). Except with the express approval of the administrator with respect to nonqualified options, options granted under the 1997 Stock Option Plan are not transferable and may be exercised only by the respective grantees during their lifetime or by their heirs, executors or administrators in the event of death. Under the 1997 Stock Option Plan, shares subject to cancelled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as stock splits, stock dividends, recapitalizations or reclassifications. The 1997 Stock Option Plan is effective for ten years, unless sooner terminated or suspended. The 1997 Stock Option Plan provides that options covering no more than 650,000 shares of Common Stock may be granted to any one employee in any twelve month period.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF OPTION PLANS

      If an option is treated as an incentive stock option, the optionee will recognize no income upon grant or exercise of the option unless the alternative minimum tax rules apply. Upon an optionee's sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee under beneficial capital gains tax rates. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be capital gain or loss. The maximum federal tax rate applicable to such stock held for more than 12 months but less than 18 months is 28% and the maximum federal tax rate applicable to such stock held for at least 18 months is 20%.

      All other options granted under the Company's stock option plans are nonqualified stock options and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified stock option. However, upon exercise of the nonqualified stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the then fair market value of each share over its exercise price. Upon an optionee's resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for beneficial capital gains rates depending on the length of the holding period.

      Subject to the limits on deductibility of employee remuneration under
Section 162(m) of the Code, the Company will generally be entitled to a tax deduction in the amount that an optionee recognizes as ordinary income with respect to an option. Options granted to executive officers under the stock option plans are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, and the Company will generally be entitled to a tax deduction in the amount recognized by such officers upon exercise of the options. No tax authority or court has ruled on the applicability of Section 162(m) to the stock option plans and any final determination of the deductibility of amounts realized upon exercise of an option granted under the 1997 Stock Option Plan could ultimately be made by the Internal Revenue Service or a court having final jurisdiction with respect to the matter. The Company retains the right to grant options under its option plan in accordance with the terms of the plans regardless of any final determination as to the applicability of Section 162(m) of the Code to these grants.

      The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options or to the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside, nor does it reflect the tax consequences of an optionee's death.

COMPENSATION OF EXECUTIVE OFFICERS

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following report and the Performance Graph on page 16 shall not be incorporated by reference into any such filings.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors, which is composed entirely of directors who have never been employees of the Company, is responsible for setting and administering the policies and programs that govern both annual and long-term compensation. The Company's Compensation Committee is comprised of Messrs. Katzmann, Abel and Ras.

      The Compensation Committee establishes and periodically reviews and revises the compensation of the Chief Executive Officer, the Chairman of the Board, and the Executive Vice Presidents of the Company. The Company's compensation program consists of two elements: (1) an annual cash salary component, i.e., base salary and cash bonuses when warranted, and (2) a long-term component, i.e., stock options. The amount of salary and bonus, if any, is established by the Compensation Committee for each position based on the executive's job description and a general assessment of the executive's performance, experience and potential. The long-term component of the compensation program consists of the annual grant of stock options, which the Compensation Committee believes provides the executive with the incentive to implement the Company's annual objectives and strategy and aligns his interest with that of the stockholders. Stock options gain value to the extent the price of the Company's Common Stock increases above the option exercise price, thereby creating a similar objective for both management and the stockholders.

      The Company has established a written performance compensation plan that is to be used by the Compensation Committee to compensate all of the Company's employees other than employees that are subject to written agreements. The written plan, which is in effect for the fiscal year ending March 31, 2000, provides for the establishment of written, specific, attainable, and measurable performance objectives and for the compensation of employees upon the achievement of the enumerated objectives. The purpose of the plan is to encourage employees to increase the operating profitability of the Company and appreciation of the value of the Common Stock by providing incentive compensation to employees who meet the Compensation Committee's performance criteria.

      Compensation of Chief Executive Officer

      During the fiscal year ended March 31, 1999, the Company paid the Chief Executive Officer only the compensation specified in the employment agreement it entered into with him in April 1998. The terms of the employment agreement are summarized under the caption "Executive Compensation-Employment Agreements" in this Proxy Statement. Consistent with the Company's overall compensation program described above, the compensation of Mr. George, the Chief Executive Officer, consists of a base salary and a long-term incentive component consisting of stock options. Since the purpose of the long-term compensation component is to align the interests of the Chief Executive Officer with those of the stockholders, the options granted to Mr. George are exercisable in part at the market price on the date of grant, in part at a price equal to 142% of the market price on the date of grant, and in part at a price equal to 193% of the market price on the date of grant.

      Compliance With Internal Revenue Code Section 162(m)

      Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable upon attainment of pre-established, objective performance goals under a plan approved by the stockholders.

      The compensation to be paid to the Company's executive officers for the March 31, 1999 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to the Company's executive officers for fiscal 2000 will exceed that limit. The Company's 1997 Stock Option Plan is structured so that any compensation income realized by an executive officer as a result of the exercise of an outstanding option or the sale of option shares under the 1997 Stock Option Plan will qualify as "performance-based" compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy and the Company's best interests.

      No member of the past Compensation Committee is, or during Fiscal 1999 was, a former officer or employee of the Company or of its subsidiary.

      Compensation Committee: Scott A. Katzmann, David A. Abel and
                              Juan Ras Sirera.

                          COMPARATIVE STOCK PERFORMANCE

      The chart below sets forth a line graph comparing the performance of the Company's Common Stock against the Total Return Index for the Nasdaq Stock Market (US) ("Nasdaq Broad Market Index") and the Nasdaq Non-Financial Stocks Index for the period commencing March 31, 1994 and ending March 31, 1999. The chart sets the value of an investment in Western Water Company Common Stock and the value of each index at 100 on March 31, 1994 and assumes that dividends were reinvested.

      The stockholder return shown on the following graph is not necessarily indicative of future performance.

                                    [GRAPH]

                                         3/31/94    3/31/95    3/31/96   3/31/97    3/31/98   3/31/99
                                         -------    -------    -------   -------    -------   -------
Company's Common Stock                    100.00     132.08     191.20    143.40      95.60     50.31
Nasdaq Broad Market Index                 100.00     111.24     151.02    168.03     254.80    342.15
Nasdaq Non-Financial Stock Index          100.00     109.57     147.80    159.64     240.15    332.67

             PROPOSAL TO AUTHORIZE POSSIBLE ISSUANCE OF COMMON STOCK

      On October 13, 1998, the Company entered into a Strategic Relationship Agreement (the "Agreement") with Sociedad General de Aguas de Barcelona, a Spanish corporation ("Agbar") to sell to Agbar, or to a subsidiary of Agbar, 10,000 shares of Series D Preferred Stock at a cash purchase price of $1,000 per share. As permitted by the Agreement, Agbar assigned its right to purchase the shares to Interagua, Servicios Integrales del Agua, S.A., a Spanish corporation, 50% of whose outstanding equity securities are owned by Agbar. On October 27, 1998, pursuant to the Agreement, Interagua, Servicios Integrales del Agua, S.A. purchased 10,000 shares of the Series D Preferred Stock for an aggregate cash purchase price of $10,000,000. These 10,000 shares are convertible into shares of Common Stock at a conversion price of $8.99 per share. The closing price of the Common Stock on the date of the issuance of the Series D Preferred Stock was $5.81.

      Under the terms of the Agreement, Agbar has also agreed to purchase from the Company, during the two-year period ending October 31, 2000, up to an additional 15,000 shares of Series D Preferred Stock at a cash purchase price of $1,000 per share, subject to satisfaction of the conditions set forth in the Agreement. The conversion price for these additional 15,000 shares will be equal to 119% of the weighted average trading price of the Common Stock for the 60 consecutive trading days prior to the date such shares are issued.

NASDAQ STOCKHOLDER APPROVAL REQUIREMENTS

      The Common Stock is currently traded on the Nasdaq National Market. The rules of The Nasdaq Stock Market governing companies traded on the Nasdaq National Market require that the Company obtain prior stockholder approval for the sale of securities in a private placement if (i) such securities are convertible into Common Stock at less than market value on the date of the issuance of such securities, and (ii) the total maximum number of shares of Common Stock issuable upon the conversion equals or exceeds 20% of the number of shares of Common Stock outstanding (or 20% or more of the voting power outstanding) before the issuance.

      Depending on the market price of the Common Stock at the time of the issuance of additional shares of Series D Preferred Stock, the issuance of the additional shares may violate the foregoing 20% limit. For example, based on the number of securities outstanding on July 27, 1999, if the Company in the future sells all 15,000 shares of Series D Preferred Stock to Agbar, the issuance will exceed the foregoing 20% limit if the conversion price for the Series D Preferred Stock is $7.77 or less. (The weighted average trading price of the Common Stock for the 60 consecutive trading days prior to July 27, 1999 was $3.32.)

      If the issuance of additional shares of Series D Preferred Stock exceeds the 20% limit, the issuance will violate the rules of The Nasdaq Stock Market if the conversion price at the time of the issuance is less than the market value of the Common Stock at the time of the issuance. Although the conversion price for the additional 15,000 shares of Series D Preferred Stock will be 119% of the weighted average trading price for the prior 60 consecutive trading days, 119% of the weighted average price may be less than the market value of the Common Stock on the date of the issuance of the additional shares of the Series D Preferred Stock.

      Under the circumstances described in the prior two paragraphs, it is possible that the issuance of the additional shares of Series D Preferred Stock will violate the rules of The Nasdaq Stock Market unless stockholder approval is obtained prior to the issuance of the additional shares of Series D Preferred Stock. In order to assure compliance with the rules of The Nasdaq Stock Market, the Company is requesting that the stockholders authorize the Company to issue and deliver both the 15,000 additional shares of Series D Preferred Stock and the shares of Common Stock upon the conversion of such shares of Series D Preferred Stock, if and when the Company is obligated to do so under the Agreement. Should the stockholders not approve the future potential issuance, and if the future issuance violates the above described rules, The Nasdaq

Stock Market may terminate the trading of the Common Stock on the Nasdaq National Market and/or the Nasdaq SmallCap Market.

      The Agreement does not obligate Agbar to purchase the additional 15,000 shares of Series D Preferred Stock, and the issuance is subject to a number of conditions, including the identification of one or more water projects to be funded from the purchase price of the additional shares of Series D Preferred Stock. Furthermore, it is not certain that any future issuance will violate the above mentioned rule of The Nasdaq Stock Market. However, should the Company sell additional shares of Series D Preferred Stock under circumstances that would violate the rules of The Nasdaq Stock Market absent stockholder approval, the Board of Directors of the Company believes that it would be in the best interests of the Company and the stockholders that such issuance not cause the delisting of the Common Stock from the Nasdaq trading markets. Accordingly, the Board of Directors recommends a vote FOR approval of this proposal.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as persons who own more than ten percent of the Company's Common Stock, to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Directors, executive officers and greater-than-ten-percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of copies of reports filed with the Commission and submitted to the Company since April 1, 1999 and on representations by certain directors and executive officers of the Company, the Company believes that all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis during the past fiscal year.

                  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has appointed the firm of KPMG LLP as the Company's independent auditors for the year ending March 31, 2000. A representative of KPMG LLP is expected to attend the Company's Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

      Stockholder ratification of the selection of KPMG LLP as the Company's independent public accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

         STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS

      Stockholders of the Company who intend to submit proposals to the Company's stockholders at the next annual meeting of stockholders must submit such proposals to the Company no later than April 16, 2000 in order for such proposals to be included in the proxy materials. Stockholder proposals should be submitted to Ronald I. Simon, Secretary, Western Water Company, 4660 La Jolla Village Drive, Suite 825, San Diego, California 92122.


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                                  OTHER MATTERS

      If any matters not referred to in this Proxy Statement should properly come before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment. Management is not aware of any such matters that may be presented for action at the meeting. Matters incident to the conduct of the meeting may be voted upon pursuant to the proxies.

                                        By Order of the Board of Directors


                                        Ronald I. Simon
                                        Secretary

August 16, 1999


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